EXHIBIT 10.03

Compensation Arrangements of Certain Executive Officers of Flextronics International Ltd.

Note: The following summary of compensation arrangements does not include all previously-reported compensation arrangements or awards granted under previously-disclosed incentive plans.  Disclosures with respect to compensation for Named Executive Officers for the 2011 fiscal year are included in the Company’s definitive proxy statement for the Company’s 2011 Annual General Meeting of Shareholders, and disclosures with respect to compensation for Named Executive Officers for the 2012 fiscal year will be included in the Company’s definitive proxy statement for the Company’s 2012 Annual General Meeting of Shareholders.

Compensation for Michael McNamara (Chief Executive Officer)

Mr. McNamara’s current annual base salary is $1,250,000.  In addition, Mr. McNamara will participate in the Company’s annual incentive bonus plan and long-term cash incentive deferred compensation plan.  Mr. McNamara also received awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of his fiscal 2012 compensation.  Vesting of the performance-based award will depend on the Company achieving levels of total shareholder return relative to the average of the Standard & Poor’s 500 Index total shareholder return.

Compensation for Paul Read (Chief Financial Officer)

Mr. Read’s current annual base salary is $600,000.  In addition, Mr. Read will participate in the Company’s annual incentive bonus plan.  Mr. Read also received awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of his fiscal 2012 compensation.  Vesting of the performance-based award will depend on the Company achieving levels of total shareholder return relative to the average of the Standard & Poor’s 500 Index total shareholder return.

Compensation for Michael Clarke

Mr. Clarke’s current annual base salary is $550,000.  In addition, Mr. Clarke will participate in the Company’s annual incentive bonus plan and long-term cash incentive deferred compensation plan.  Mr. Clarke also received awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of his fiscal 2012 compensation.  Vesting of the performance-based award will depend on the Company achieving levels of total shareholder return relative to the average of the Standard & Poor’s 500 Index total shareholder return.

Compensation for Francois Barbier

Mr. Barbier’s current annual base salary is $600,000.  In addition, Mr. Barbier will participate in the Company’s annual incentive bonus plan and long-term cash incentive deferred compensation plan.  Mr. Barbier also received awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of his fiscal 2012 compensation.  Vesting of the performance-based award will depend on the

Company achieving levels of total shareholder return relative to the average of the Standard & Poor’s 500 Index total shareholder return.

Compensation for Werner Widmann

Mr. Widmann’s current annual base salary is €327,349.  In addition, Mr. Widmann will participate in the Company’s annual incentive bonus plan.  Mr. Widmann also received awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of his fiscal 2012 compensation.  Vesting of the performance-based award will depend on the Company achieving levels of total shareholder return relative to the average of the Standard & Poor’s 500 Index total shareholder return.